As filed with the Securities and Exchange Commission on October 28, 1998.
                              Registration  No. 333-33127

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549



                 POST-EFFECTIVE  AMENDMENT  NO.  1
                                 TO
                             FORM  S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933



                  MIDCOAST ENERGY RESOURCES, INC.
       (Exact name of registrant as specified in its charter)



  Nevada
  (State or Other
  Jurisdiction
  of Incorporation or
  Organization)

  76-0378638
  (I.R.S. Employer
  Identification No.)


                     1100 Louisiana, Suite 2950
                        Houston, Texas 77002
  (Address, including Zip Code, of Registrant's Principal Executive Offices)




                 MIDCOAST ENERGY RESOURCES, INC.
                   1996 INCENTIVE STOCK PLAN
          1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                   (Full Title of the Plans)



                    Name, Address and Telephone
                    Number of Agent for Service:

                         Dan C. Tutcher
                 President and Chief Executive
                            Officer
                   Midcoast Energy Resources,
                             Inc.
                   1100 Louisiana, Suite 2950
                      Houston, Texas 77002
                     Phone:  (713) 650-8900
                      Fax:  (713) 650-3232
                     Copy of communications to:


                          Robert G. Reedy
                      Porter & Hedges, L.L.P.
                           700 Louisiana
                     Houston, Texas 77002-2764
                       Phone:  (713) 226-0600
                        Fax:  (713) 228-1331



  CALCULATION OF REGISTRATION FEE


  Title of Securities to
  be Registered
  Amount
  to
  be
  Register
  ed(1)
  Proposed
  Maximum
  Offering
  Price per
  Share(2)
  Proposed
  Maximum
  Aggregate
  Offering
  Price(2)
  Amount of
  Registrat
  ion Fee


  Common Stock, par
  value $.01 per share
  172,000
  $17.75
  $3,053,000
  $925.15


  (1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provision of the Midcoast Energy Resources, Inc. 1996 Incentive Stock Plan (the "Incentive Plan") and the 1997 Non-Employee Director Stock Option Plan (the "Director Plan" and, together with the Incentive Plan, the "Plans").

  (2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low price of the Common Stock on the American Stock Exchange
       Composite Tape on October 21, 1998, $17.75 per share.
       Pursuant to General Instruction E. to Form S-8, the registration fee is calculated only with respect to the additional securities registered under the Incentive Plan.

       This registration statement registers an additional
     172,000 shares of Common Stock related to the 1996 Incentive Stock Plan which are the same class as other securities for which a registration statement on Form S-8, No. 333-33127 (the "Previous Registration Statement"), has been previously filed. Pursuant to General Instruction E. of Form S-8, the contents of the Previous Registration Statement are hereby incorporated by reference.



                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 ITEM 8.EXHIBITS


Exhibits

Description



4.1

First Amendment to Midcoast Energy Resources, Inc. 1996
Incentive Stock Option Plan (filed herewith).


5.1

Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).


23.1

Consent of Hein + Associates LLP (filed herewith).


23.2

Consent of Porter & Hedges, L.L.P. (included in Exhibit
5.1).


24.1

Powers of Attorney (included on signature page of previously filed Registration Statement No. 333-33127).

                            SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of October, 1998.

                                  MIDCOAST ENERGY RESOURCES, INC.



                                  By:         /s/ Dan C. Tutcher
                                    Dan C. Tutcher, Chairman of the Board,
                                     Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on dates indicated.


Signature


Title

Date



                        /s/ Dan C. Tutcher
                         (Dan C. Tutcher)



Chairman of the Board,
     President      and Chief
                    Executive Officer
October 28,1998


                                *
                      (I. J. Berthelot, II)



Vice President of
Operations
     and Director
October 28,1998


                                *
                       (Richard A. Robert)



Treasurer, Principal
Financial
     Officer and Principal
     Accounting Officer
October 28,1998


                                *
                      (Richard N. Richards)



Director
October 28,1998


                                *
                        (Bruce M. Withers)



Director
October 28,1998


                       /s/ Jerry J. Langdon
                        (Jerry J. Langdon)



Director
October 28,1998


                       /s/ Ted Collins, Jr.
                        (Ted Collins, Jr.)



Director
October 28,1998


*By:                    /s/ Dan C. Tutcher
                        Dan C. Tutcher, as
Attorney-In-Fact

                        INDEX TO EXHIBITS



Exhibits

Description



4.1

First Amendment to Midcoast Energy Resources, Inc. 1996
Incentive Stock Option Plan (filed herewith).


5.1

Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).


23.1

Consent of Hein + Associates LLP (filed herewith).


23.2

Consent of Porter & Hedges, L.L.P. (included in Exhibit
5.1).


24.1

Powers of Attorney (included on signature page of previously filed Registration Statement No. 333-33127).